Exhibit 32.2


                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                            AS ADOPTED PURSUANT TO
                                SECTION 906 OF
                        THE SARBANES-OXLEY ACT OF 2002



          In connection with the Quarterly Report of Blount International, Inc. (the "Company") on Form 10-Q for the quarter ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Calvin E. Jenness, Senior Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the report.

A signed original of this written statement required by Section 906 has been provided to Blount International, Inc. and will be retained by Blount International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


Date:  July 30, 2004


/s/ Calvin E. Jenness
---------------------
Calvin E. Jenness
Senior Vice President and
Chief Financial Officer and Treasurer